Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-71683 of Bank of Commerce Holdings (formerly Redding Bancorp) on Form S-8 of our report dated March 3, 2006 appearing in this Annual Report on Amendment Number One to Form 10-K of Bank of Commerce Holdings for the year ended December 31, 2005.
Stockton, California
March 22, 2006